UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2021

COLONY CAPITAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37980	46-4591526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
750 Park of Commerce Drive, Suite 210
Boca Raton, Florida 33487
(Address of Principal Executive Offices, Including Zip Code)
(561) 544-7475
Registrant’s telephone number, including area code:
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	CLNY	New York Stock Exchange
Preferred Stock, 7.50% Series G Cumulative Redeemable, $0.01 par value	CLNY.PRG	New York Stock Exchange
Preferred Stock, 7.125% Series H Cumulative Redeemable, $0.01 par value	CLNY.PRH	New York Stock Exchange
Preferred Stock, 7.15% Series I Cumulative Redeemable, $0.01 par value	CLNY.PRI	New York Stock Exchange
Preferred Stock, 7.125% Series J Cumulative Redeemable, $0.01 par value	CLNY.PRJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01    Entry into a Material Definitive Agreement.

On May 20, 2021, Colony Capital Operating Company, LLC (the “Borrower”), a Delaware limited liability company and the operating company of Colony Capital, Inc. (the “Company”), entered into the Sixth Amendment (the “Amendment”) to that certain Second Amended and Restated Credit Agreement, dated as of January 10, 2017 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, including pursuant to the First Amendment, dated as of January 12, 2018, the Second Amendment, dated as of January 8, 2019, and the Third Amendment, dated as of April 5, 2019, the Fourth Amendment, dated as of June 29, 2020 and the Fifth Amendment, dated as of December 9, 2020, the “Credit Agreement”), with JPMorgan Chase Bank, N.A., as administrative agent, and the several lenders from time to time party thereto.

The Amendment modifies the optional payment and restricted payment provisions in the Credit Agreement to permit the Company to repurchase up to $150 million of the Company’s preferred equity. In addition, the Amendment modifies the aggregate amount of revolving commitments available under the Credit Agreement from $400 million to $300 million and shortens the notice period required for the Company to exercise the remaining option to extend the maturity of the revolving commitments and revolving loans by six months from 30 days to three days. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Sixth Amendment, dated as of May 20, 2021, among Colony Capital Operating Company, LLC, the Subsidiary Borrowers from time to time party thereto, the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 26, 2021	COLONY CAPITAL, INC.

		By:	/s/ Jacky Wu
Jacky Wu
Executive Vice President and Chief Financial Officer